Exhibit 99.1

IMPERIAL SUGAR COMPANY

Restricted stock awards and stock option grants

March 1, 2005
	Options	Restricted Stock

Board of Directors
James J. Gaffney	5,000	1,667
Curtis G. Anderson	2,500	833
Gaylord O. Coan	2,500	833
Yves-Andre Istel	2,500	833
Robert J. McLaughlin	2,500	833
James A. Schlindwein	2,500	833
John K. Sweeney	2,500	833

Executive Officers
Robert A. Peiser	35,000	11,667
Paul Durlacher	7,500	2,500
T. Kay Hastings	22,500	7,500
Patrick D. Henneberry	12,500	4,167
H.P. Mechler	17,500	5,833
William F. Schwer	12,500	4,167
J. Eric Story	5,000	1,667

All Others	18,750	19,350

Total	151,250	63,517

Total Options and Restricted Stock			214,767